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                                                                                                                EXHIBIT 12.1

                                                    Unitrin, Inc. and Subsidiaries
                                    Computation of Consolidated Ratios of Earnings to Fixed Charges
                                                         (Dollars in Millions)


                                                               Three
                                                               Month
                                                               Ended                     Year Ended December 31,
                                                              March 31,  ---------------------------------------------------------
                                                                2002        2001        2000        1999        1998        1997
                                                             ----------  ---------   ---------   ---------   ---------   ---------
Excluding Interest on Universal Life and Annuity
     Accounts and Investment Certificates
     and Savings Accounts:
       Income before Income Taxes and Equity in
           Net Income (Loss) of Investees                       $ 16.5    $ 542.5     $ 152.2     $ 237.0     $ 687.1     $ 139.8
       Dividend from Investee                                        -        1.7         2.3         2.3         2.3         2.2
       Fixed Charges, Excluding Capitalized Interest               2.0       10.6        14.9         5.6         6.7         6.9
                                                             ----------  ---------   ---------   ---------   ---------   ---------
       Adjusted Earnings before Income Taxes and
             Fixed Charges                                      $ 18.5    $ 554.8     $ 169.4     $ 244.9     $ 696.1     $ 148.9
                                                             ----------  ---------   ---------   ---------   ---------   ---------

       Interest, Excluding Interest on Universal Life
           and Annuity Accounts and Investment
           Certificates and Savings Accounts                    $  1.6    $   9.0     $  13.4     $   4.2     $   5.3     $   5.7
       Rental Factor                                               0.4        1.6         1.5         1.4         1.4         1.2
       Capitalized Interest                                          -          -         0.4         0.8           -           -
                                                             ----------  ---------   ---------   ---------   ---------   ---------
       Total Fixed Charges                                      $  2.0    $  10.6     $  15.3     $   6.4     $   6.7     $   6.9
                                                             ----------  ---------   ---------   ---------   ---------   ---------

       Ratio of Earnings to Fixed Charges, Excluding
           Interest on Universal Life and Annuity
           Accounts and Investment Certificates
           and Savings Accounts                                    9.3 x     52.3 x      11.1 x      38.3 x     103.9 x     21.6 x

 Including Interest on Universal Life and Annuity
     Accounts and Investment Certificates
     and Savings Accounts:
       Income before Income Taxes and Equity in
           Net Income (Loss) of Investees                       $ 16.5    $ 542.5     $ 152.2     $ 237.0     $ 687.1     $ 139.8
       Dividend from Investee                                        -        1.7         2.3         2.3         2.3         2.2
       Fixed Charges, Excluding Capitalized Interest              11.8       56.8        57.7        40.0        41.0        45.4
                                                             ----------  ---------   ---------   ---------   ---------   ---------
       Adjusted Earnings before Income Taxes
           and Fixed Charges                                    $ 28.3    $ 601.0     $ 212.2     $ 279.3     $ 730.4     $ 187.4
                                                             ----------  ---------   ---------   ---------   ---------   ---------

       Interest, Including Interest on Universal Life
           and Annuity Accounts and Investment
           Certificates and Savings Accounts                    $ 11.4    $  55.2     $  56.2     $  38.6     $  39.6     $  44.2
       Rental Factor                                               0.4        1.6         1.5         1.4         1.4         1.2
       Capitalized Interest                                          -          -         0.4         0.8           -           -
                                                             ----------  ---------   ---------   ---------   ---------   ---------
       Total Fixed Charges                                      $ 11.8     $ 56.8      $ 58.1      $ 40.8      $ 41.0      $ 45.4
                                                             ----------  ---------   ---------   ---------   ---------   ---------

       Ratio of Earnings to Fixed Charges, Including
           Interest on Universal Life and Annuity
           Accounts and Investment Certificates
           and Savings Accounts                                    2.4 x     10.6 x       3.7 x       6.8 x      17.8 x       4.1 x


The ratios of earnings to fixed charges have been computed on a consolidated basis by dividing earnings before income taxes and fixed charges by fixed charges. Fixed charges consist of interest on debt (including or excluding interest on Universal Life and Annuity
Accounts and Investment Certificates and Savings Accounts depending on the caption presented above) and a factor for interest included in rent expense. Income before Income
Taxes and Equity in Net Income (Loss) of Investees has the meaning as set forth in our consolidated statement of income included in our report on Form 10-K for the year ended
December 31, 2001.

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